Exhibit 10.1

2024 NOTE PURCHASE AGREEMENT

This 2024 Note Purchase Agreement (this “Agreement”) is made and entered into as of the 15th day of July, 2024, by and among Virtuix Holdings Inc., a Delaware corporation (the “Company”), and the investors set forth on Schedule I attached to this Agreement (each an “Investor,” and collectively, the “Investors”).

R E C I T A L:

The Company desires to sell to the Investors, and the Investors desire to purchase from the Company, 2024 Subordinated Promissory Notes of the Company (each, a “Note”; and collectively, the “Notes”), in the aggregate principal amount of up to $1,000,000.00, which amount may be increased at the election of the Company to $1,500,000.00 as provided for in Section 2.2(a) hereof (the “Maximum Principal Amount”), on the terms and conditions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing recitals and the mutual promises set forth in this Agreement, the parties to this Agreement agree as follows:

Section 1. AUTHORIZATION AND SALE.

1.1 Authorization. Upon the terms and subject to the conditions set forth in this Agreement, the Company has duly authorized the issuance and sale of the Notes, each in the form attached hereto as Exhibit “A”, pursuant to the terms of this Agreement, against payment of the purchase price therefor.

1.2 Subscription. Upon the terms and subject to the conditions set forth in this Agreement, each Investor hereby irrevocably subscribes for and agrees to purchase at the Initial Closing (as defined below) a Note with the original principal amount indicated opposite such Investor’s name on Schedule I hereto under the column titled “Principal Amount of Note.”

Section 2. CLOSING; POST-CLOSING COVENANT.

2.1 The Initial Closing. The initial purchase and sale of the Notes shall take place remotely via the exchange of documents and signature pages simultaneously with the execution and delivery of this Agreement on the date set forth above by the Company and the Investors (which time is referred to in this Agreement as the “Initial Closing”). At the Initial Closing, the Company shall deliver to each Investor a Note with an original principal amount of such Investor’s payment in the amount set forth on Schedule I and registered in the name of such Investor, against payment to the Company of the purchase price therefor, such amount to be paid, at the Company’s direction, by (a) a cashier’s check payable to the Company’s order, (b) wire transfer of immediately available funds to the Company, or (c) any combination of the foregoing.

2.2 Additional Closings.

(a) After the Initial Closing, the Company may, in its discretion, sell up to the balance of the remaining Notes pursuant to this Agreement at one or more additional closings occurring on or prior to September 30, 2024 (each, an “Additional Closing”) to any potential Investor that is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect, and becomes a party to this Agreement; provided, that the Company may not, in any event, issue and sell Notes under this Agreement with a total principal amount in excess of $1,000,000.00 unless the Company, by decision of its Chief Executive Officer in his sole discretion, increases the Maximum Principal Amount to $1,500,000.00 prior to September 30, 2024, in which case the Company may issue and sell Notes hereunder until such time as the total principal amount of all Notes issued and sold hereunder equals $1,500,000.00.

(b) At each Additional Closing, the Company shall deliver to each Investor a Note with an original principal amount equal to such Investor’s investment amount therein registered in the name of such Investor, against the Investor’s payment to the Company of such amount to be paid, at the Company’s direction, by (a) a cashier’s check payable to the Company’s order, (b) wire transfer of immediately available funds to the Company, or (c) any combination of the foregoing. Prior to each Additional Closing, each Investor shall become a party to, if he, she or it has not already done so, to this Agreement.

2.3 Separate Sales. The Company’s agreement with each of the Investors is a separate agreement, and the sale of the Notes to each of the Investors is a separate sale.

Section 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor as of the date of the Initial Closing as follows:

3.1 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company, collectively with its subsidiaries Virtuix Inc., a Delaware corporation, Virtuix Manufacturing Limited, a Hong Kong company, Virtuix Manufacturing Taiwan Ltd., a Taiwan corporation, and Virtuix Arabia LLC, a KSA LLC (collectively, the “Subsidiaries”), has all requisite corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the Notes (collectively, the “Transaction Agreements”), and to own and operate its properties and assets and carry on its business as currently conducted and as presently proposed to be conducted. The Company and the Subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the Company’s business, properties, prospects or financial condition (as considered on a consolidated basis).

3.2 Licenses, Registrations and Permits. The Company and the Subsidiaries hold all franchises, licenses, registrations, permits and any similar authority necessary to conduct their respective business in all material respects as currently conducted free and clear of any and all encumbrances. All such licenses, registrations and permits are in full force and effect, and neither the Company nor any Subsidiary is in violation of any term or provision or requirement of any such licences, registrations and permits, and no individual, partnership, corporation, limited liability company, trust or other entity (each, a “Person”) has threatened to revoke, amend or impose any condition in respect of, or commenced proceedings to revoke, amend or impose conditions in respect of, any such licence, registration or permit.

3.3 Due Authorization. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution, delivery, and performance of all obligations of the Company under the Transaction Agreements, and the authorization, issuance, sale and delivery of all of the Notes being sold under this Agreement has been taken or shall be taken prior to the Initial Closing. The Transaction Agreements, when executed and delivered, shall constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as may be limited by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as may be limited by the effect of rules of law governing the availability of equitable remedies.

3.4 Valid Issuance of Securities.

(a) The Notes, when issued and paid for as provided in this Agreement, shall be duly authorized and validly issued.

(b) Based in part on the representations made by the Investors in Section 4 of this Agreement, the offer, issuance, sale and delivery of the Notes are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”).

3.5 Governmental Consents. No consent, approval, order, or authorization of or registration, qualification, designation, declaration, or filing with, any federal, state, or local governmental authority is required on the part of the Company in order to enable the Company to execute, deliver, and perform its obligations under the Transaction Agreements except for such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings shall, in the case of qualifications, be effective on the Initial Closing and shall, in the case of filings, be made within the time prescribed by law.

3.6 Other Consents. No notice, consent or approval of any Person is required on the part of the Company in order to enable the Company to execute, deliver, and perform its obligations under the Transaction Agreements.

3.7 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation (“Action”) pending or, to the Company’s knowledge, currently threatened that (i) if decided adversely to the Company, would reasonably be expected to have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition or results of operations of the Company or (ii) questions the validity of this Agreement or any Note, or the right of the Company to enter into such Transaction Agreements, or to consummate the transactions contemplated hereby or thereby. There is no Action pending, or, to the Company’s knowledge, threatened against any officer, director or employee of the Company in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of, the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company currently pending or which the Company intends to initiate.

3.8 Compliance with Law and Documents. The Company is not in violation of or default of any provisions of the Company’s Fifth Amended and Restated Certificate of Incorporation (the “Restated Certificate”) or the Company’s bylaws (the “Bylaws”), or of any instrument, judgment, order, writ, decree or contract to which the Company is a party or by which it is bound and, to the Company’s knowledge, the Company is in compliance with all applicable statutes, laws, regulations, and executive orders of the United States of America and all states, foreign countries, or other governmental bodies and agencies having jurisdiction over the Company’s business or properties. The Company has not received any notice of any violation of any such statute, law, regulation, or order prior to the date of this Agreement. The execution, delivery, and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements shall not result in any such violation or default or be in material conflict with or result in a material violation or breach of, with or without the passage of time or the giving of notice or both, the Restated Certificate or Bylaws, any judgment, order, or decree of any court or arbitrator to which the Company is a party or is subject, any agreement or contract of the Company, or, to the best of the Company’s knowledge, a violation of any statute, law, regulation, or order, or an event which results in the creation of any material lien, charge, or encumbrance upon any asset of the Company, or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of their assets or properties. The Company has not previously entered into any agreement which is currently in effect or to which the Company is currently bound, granting any rights to any Person which are inconsistent with the rights to be granted by the Company in the Transaction Agreements.

3.9 Financial Statements. The Company has made available to each Investor its unaudited financial statements (balance sheet and statement of operations) as of its fiscal year ended March 31, 2024 (the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout the periods indicated and with each other, except that the Financial Statements do not contain all footnotes required by GAAP and are subject to normal year-end adjustments.

3.10 Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no expenditures are or will be required in order to comply with any such existing statute, law or regulation.

3.11 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except for the lien held by its senior secured lenders Venture Lending & Leasing IX, Inc. and WTI Fund X, Inc., and such other encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets leased by the Company, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances except such encumbrances and liens that arise in the ordinary course of business.

3.12 Insurance. The Company has in full force and effect casualty insurance policies, with coverage in amounts (subject to reasonable deductibles) customary for companies similarly situated.

Section 4. REPRESENTATIONS, WARRANTIES, AND CERTAIN AGREEMENTS OF THE INVESTORS. Each Investor represents and warrants to, and agrees with, the Company, severally and not jointly and only with respect to itself, that:

4.1 Authorization. The Investor has the full power and authority to enter into the Transaction Agreements to which such Investor is a party, and each such Transaction Agreement constitutes the Investor’s valid and legally binding obligation, enforceable in accordance with its terms except (a) as may be limited by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as may be limited by the effect of rules of law governing the availability of equitable remedies.

4.2 Purchase for Own Account. The Investor’s Note is being acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. If other than an individual, the Investor also represents that it has not been formed for the specific purpose of acquiring the Note.

4.3 Exempt Offering. The Investor acknowledges that the Notes have not been registered under the Securities Act and are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the representations of the Investors contained in this Agreement.

4.4 Disclosure of Information. The Investor believes that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Investor’s Note. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense), which questions were answered to its satisfaction. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3 hereof.

4.5 Investment Experience. The Investor understands that the Company has a limited financial and operating history and that an investment in the Company involves substantial risks. The Investor has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Investor’s Note, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Note.

4.6 Accredited Investor Status. The Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

4.7 Restricted Securities. The Investor understands that the Notes are characterized as “restricted securities” under the Securities Act inasmuch as they are being (or shall be) acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations under the Securities Act the Notes may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed by SEC Rule 144 and by the Securities Act. The Investor understands that the Company is under no obligation to register any of the Notes sold under this Agreement. The Investor understands that no market now exists for any securities of the Company, including the Notes, and that it is uncertain whether a market, public or otherwise, shall ever exist for the Notes.

4.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above or the restrictions set forth in the Investor’s Note, the Investor further agrees not to make any disposition of all or any portion of the Investor’s Note unless and until:

(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, the Investor shall furnish the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition shall not require registration of the Investor’s Note under the Securities Act.

4.9 Legends. It is understood that the Notes shall bear the legend set forth below:

(a) THIS NOTE HAS NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THIS NOTE BE TRANSFERRED ON THE BOOKS OF THE COMPANY WITHOUT REGISTRATION UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF STOCKHOLDER’S COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

(b) Any other legends required by state securities laws applicable to any individual Investor.

4.10 Independent Review. The Investor has reviewed with the Investor’s own tax and legal advisors the consequences of this investment and the transactions contemplated by this Agreement. The Investor is relying solely on such advisors and not on any statements or representations of the Company, the Company’s counsel, or any of the Company’s agents regarding the consequences of this investment. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.11 Brokers or Finders. The Investor has not engaged any brokers, finders or agents, and neither the Company nor any other Investor has, nor will, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreements.

Section 5. CONDITIONS TO INVESTORS’ OBLIGATIONS AT CLOSING.

The obligations of each Investor under this Agreement are subject to the fulfillment or waiver, on or before the Initial Closing and any Additional Closing (each, a “Closing”), of each of the following conditions, the waiver of which shall not be effective against any Investor who does not give written consent thereto, except that Sections 5.1 and 5.5 need not be fulfilled for subsequent sales of the Notes pursuant to Section 2.2 hereof:

5.1 Representations and Warranties. Each of the representations and warranties of the Company contained in Section 3 shall be true and complete on and as of the Initial Closing.

5.2 Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.3 Consents and Waivers. The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals, or authorizations required in connection with the valid execution and delivery of the Transaction Agreements), permits, and waivers (including without limitation, a waiver of rights of first offer or preemptive rights under the Equity Agreements) necessary or appropriate for consummation of the transactions contemplated by the Transaction Agreements, and the same shall be effective as of the date of the Closing.

5.4 Securities Exemptions. The offer and sale of the Notes to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all other applicable state securities laws.

5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incident to such proceedings shall be reasonably satisfactory in form and substance to the Investors, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request.

5.6 Legal Investment. At the time of the Initial Closing, the purchase of the Notes by the Investors under this Agreement shall be legally permitted by all laws and regulations to which the Investors and the Company are subject.

Section 6. CONDITIONS TO THE COMPANY’S OBLIGATIONS.

The obligations of the Company to each Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions with respect to such Investor:

6.1 Representations and Warranties.

The representations and warranties of each Investor contained in Section 4 shall be true and complete on the date of the applicable Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

6.2 Consents and Waivers. The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals, or authorizations required in connection with the valid execution and delivery of the Transaction Agreements), permits, and waivers necessary or appropriate for consummation of the transactions contemplated or required by the Transaction Agreements, and the same shall be effective as of the date of the applicable Closing.

6.3 Legal Investment. At the time of the applicable Closing, the purchase of the Notes by the Investors under this Agreement shall be legally permitted by all laws and regulations to which the Investors and the Company are subject.

6.4 Securities Exemption. The offer and sale of the Notes to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all other applicable state securities laws.

6.5 Legal Matters. At the time of the applicable Closing, all approvals of the Company’s Board of Directors necessary for performance of the transactions contemplated by the Transaction Agreements shall have been obtained, and all material matters of a legal nature which pertain to the Transaction Agreements and the transactions contemplated by the Transaction Agreements shall have been reasonably approved by counsel to the Company.

6.6 Subordination Agreement. Each Investor shall have executed and delivered to the Company a Subordination Agreement with Venture Lending & Leasing IX, Inc. and WTI Fund X, Inc. in the form provided to such Investor by the Company.

6.7 Payment of Purchase Price. The Investors shall have delivered the purchase price specified in Section 2.1 or 2.2, as applicable.

Section 7. GENERAL PROVISIONS.

7.1 Survival of Representations and Warranties. The representations, warranties, and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Initial Closing for a period of two years and shall in no way be affected by any investigation of the subject matter of such representations, warranties, and covenants made by or on behalf of the Investors, their respective counsel, or the Company, as the case may be.

7.2 Successors and Assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties to this Agreement (including permitted transferees of any Notes).

7.3 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties to this Agreement and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles thereof. The Company irrevocably consents to the exclusive jurisdiction of the state and federal courts of the State of Delaware for any action or proceeding brought by either party which arises out of or relates to this Agreement.

EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE NOTES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

7.5 Counterparts. This Agreement may be executed in two or more counterparts (including, without limitation, facsimile and email counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

7.6 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits, and schedules shall, unless otherwise provided, refer to sections and paragraphs of this Agreement and exhibits and schedules attached to this Agreement, all of which exhibits and schedules are incorporated in this Agreement by this reference.

7.7 Notices. All notices, consents, and other communications under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission or by nationally recognized overnight delivery service or by first class certified or registered mail, return receipt requested, postage prepaid or, with respect to the Stockholders, by other means of electronic transmission, including electronic mail:

If to the Company:

Virtuix Holdings Inc.
1826 Kramer Lane, Suite H
Austin, Texas 78758
Attention: Jan Goetgeluk, Chief Executive Officer
Email: jan@virtuix.com

or at such other address or addresses as may have been furnished by giving five days advance written notice to the Investors;

with a copy (which shall not constitute notice) to

Michael Dunn, Esq.

Reiter, Brunel & Dunn, PLlc

6805 N. Capital of Texas Highway, Suite 318
Austin, Texas 78731
Email: mdunn@outsourcegc.com

If to an Investor, at such Investor’s address set forth on Schedule I, or at such other address or addresses as may have been furnished to the Company in writing.

Notices provided in accordance with this Section 7.7 shall be deemed delivered upon personal delivery or three business days after deposit in the mail.

7.8 Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this Agreement and the transactions contemplated hereby. Each Investor, severally and not jointly, agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.9 Attorneys’ Fees and Expenses. Each party hereto shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement. If any action, suit, or other proceeding is instituted concerning or arising out of this Agreement or the Notes, or any transaction contemplated under this Agreement or the Notes, the prevailing party shall recover all of such party’s reasonable costs and attorneys’ fees incurred in each such action, suit, or other proceeding, including any and all appeals or petitions from such action, suit, or other proceeding.

7.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the then outstanding principal amount of the Notes as issued under this Agreement. Any amendment or waiver effected in accordance with this Section 7.10 shall be binding upon each holder of a Note purchased under this Agreement at the time outstanding, each future holder of such Note, and the Company.

7.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

7.12 Entire Agreement. This Agreement, together with all exhibits and schedules to this Agreement, constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties, or obligations between the parties with respect to the subject matter of this Agreement.

7.13 Further Assurances. From and after the date of this Agreement, upon the request of the Investors or the Company, the Company and the Investors shall execute and deliver such instruments, documents, or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

7.14 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Investor, upon any breach or default of the Company under this Agreement shall impair any such right, power, or remedy of such Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence in such breach or default, or of or in any similar breach or default occurring after such breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after such breach or default. Any waiver, permit, consent, or approval of any kind or character on the part of any Investor of any breach or default under this Agreement or any waiver on the part of any Investor of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Investor, shall be cumulative and not alternative.

7.15 Exculpation Among Investors. Each Investor acknowledges to the other Investors that such Investor is not relying upon any Person, other than the Company and its officers and directors, in making its decision to invest in the Company. Each Investor agrees that no other Investor, nor any of the respective controlling persons, officers, directors, partners, agents or employees of any other Investor, shall be liable to such Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Notes.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this 2024 Note Purchase Agreement as of the date first written above.

The Company:

VIRTUIX HOLDINGS INC.

By:
Jan Goetgeluk,
Chief Executive Officer

Investors:

For Individual Investors

Print Name of Individual

By:
Signature of Individual

Amount Invested:	$_______________________

For Entity Investors

Print Name of Entity

By:
Signature

Printed Name:
Title:
Amount Invested:	$_______________________

Signature Page to Virtuix Holdings Inc.
2024 Note Purchase Agreement

Schedule I

SCHEDULE OF INVESTORS

Initial Closing – July 15, 2024

Name*	Principal Amount of Note

TOTAL	$__________

*	Addresses for Investors are on file at the Company.

SCHEDULE OF INVESTORS
(continued)

Additional Closings

Name*	Date of Additional Closing	Principal Amount of Note

TOTAL		$______________

*	Addresses for Investors are on file at the Company.

EXHIBIT “A”

Form of 2024 SUBORDINATED Promissory Note